                                                                     Exhibit 4.2

This Promissory Note (this "Note") and any securities acquired upon the conversion of this Note have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state. None of this Note, such securities or any interest therein may be sold, transferred, pledged or hypothecated except pursuant to an effective registration statement under the Securities Act and such registration or qualification as may be necessary under the securities laws of any jurisdiction or pursuant to a written opinion of counsel (which counsel and opinion shall be reasonably satisfactory to the Company) that such registration or qualification is not required.

                             GRACE DEVELOPMENT INC.
                             ----------------------

                 12% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE
                 ----------------------------------------------



[Date]                                                    Note No  ____________

     GRACE DEVELOPMENT INC., a Colorado corporation ("Issuer" or the "Company"),
                                                      ------          -------
for value received, hereby promises to pay in accordance with the provisions hereof to [Purchaser] (the "Holder") or its permitted assigns the principal
                            ------
amount of _____ MILLION _____________ THOUSAND DOLLARS ($___________) on the dates specified herein, with interest as specified herein.

     This Note is subject to the following additional provisions, terms and conditions:

                            ARTICLE 1.  DEFINITIONS.
                                        -----------

     1.1  Certain Definitions.
          -------------------

     "Applicable Rate" means 12% per annum.
      ---------------

     "Default Rate" means 16% per annum.
      ------------

     "Guarantee Agreement" means that certain Guarantee Agreement, dated as of
      -------------------
April __, 2000, by and among the Subsidiary Guarantors in favor of Greenlight Capital, L.P., Greenlight Capital Qualified, L.P. and Greenlight Capital Offshore, Ltd., as such may be amended, supplemented, restated or otherwise modified from time to time.

     "Holder" has the meaning given to such term in the first paragraph of this
      ------
Note.

     "Interest Payment Date" means April 14, 2001 and April 14, 2002.
      ---------------------

     "Maturity Date" means April 14, 2002.
      -------------

     "Maximum Rate" means the maximum nonusurious interest rate permitted under
      ------------
applicable law.

     "Note" and "Notes" means this Senior Secured Convertible Promissory Note
      ----       -----
made by the Company payable to the Holder, together with all amendments and supplements hereto, all substitutions and replacements herefor, and all renewals, extensions, increases, restatements, modifications, rearrangements and waivers hereof from time to time.

     "Pledge Agreement" means that certain Pledge Agreement, dated as of April
      ----------------
14, 2000, by and among the Company and Greenlight Capital, L.P., Greenlight Capital Qualified, L.P., and Greenlight Capital Offshore, Ltd., as such may be amended, supplemented, restated or otherwise modified from time to time.

     "Securities Purchase Agreement" means that certain Securities Purchase
      -----------------------------
Agreement, dated as of April 14, 2000, by and among the Company and Greenlight Capital, L.P., Greenlight Capital Qualified, L.P., and Greenlight Capital Offshore, Ltd., as such may be amended, supplemented, restated or otherwise modified from time to time.

     1.2  Incorporated Definitions. Capitalized terms used in this Note and not
          ------------------------
otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement.

                           ARTICLE 2.   BASIC TERMS.
                                        -----------

     2.1  Identification. This Note is one of the Convertible Notes referred to
          --------------
in the Securities Purchase Agreement and is entitled to the benefits thereof, including, but not limited to, Article 8 thereof, which sets forth certain
                               ---------
Events of Default and remedies.

     2.2  Principal.
          ---------

          (a) Scheduled Repayment. The principal of this Note shall be due and
              -------------------
payable on the Maturity Date.

          (b) Right to Prepay.  The Company shall have the right to prepay this
              ---------------
Note in full or in part without penalty subject to the Holder's right to convert amounts payable hereunder to shares of Common Stock of the Company as described in the Securities Purchase Agreement.

          (c) Mechanics of Prepayment.  The Company shall effect the prepayment
              -----------------------
at Company's election under this Section 2.2 by giving prior written notice (the "Option Prepayment Notice"), which notice may only be delivered on a Business
 ------------------------
Day, and at least 10 Business Days prior to the date on which such prepayment is to become effective (the "Effective Time of Prepayment") to the holder of this
                          ----------------------------
Note at the address and facsimile number of such holder appearing in the Securities Purchase Agreement. The Option Prepayment Notice shall indicate the prepayment amount and Effective Time of Prepayment.

          (d) Restriction on Prepayment. The Company may not deliver an Optional
              -------------------------
Prepayment Notice or effect a prepayment unless on or prior to the date of delivery of such Optional Prepayment Notice, the Company shall have deposited with an escrow agent reasonably satisfactory to Holder, as a trust fund, cash sufficient in amount to pay all amounts to which holders are entitled upon such prepayment pursuant to this Section 2.2, with irrevocable instructions and authority to such escrow agent to complete the prepayment thereof in accordance with this Section 2.2.

          (e) Officer Certification. Any optional Prepayment Notice delivered in
              ---------------------
accordance with this Section 2.2 shall be accompanied by a statement executed by a duly authorized officer of its transfer agent or escrow agent, certifying the amount of funds which have been deposited with such transfer agent or escrow agent and that the transfer agent or escrow agent has been instructed and agrees to act as prepayment agent hereunder.

     2.3  Interest.
          --------

          (a) Interest will accrue on the Notes from the date hereof (the "Issue
                                                                           -----
Date") and will be payable in either cash or additional Notes of like tenor, at
----
the election of the Company. The Company will deliver notice of its election to the Holder at least five Business Days prior to each Interest Payment Date. The Issuer agrees to pay interest in respect of the unpaid principal amount of this Note at a rate per annum equal to the lesser of the Applicable Rate and the Maximum Rate. Notwithstanding the preceding sentence, the Company agrees to pay interest in respect of overdue principal, and, to the extent permitted by law, overdue interest, at a rate per annum equal to the lesser of the Default Rate and the Maximum Rate. The Company shall also pay interest at the lesser of the Default Rate and the Maximum Rate if an Event of Default has occurred and is continuing. No fractional shares of Common Stock shall be issued.

          (b) Interest on the principal of this Note shall be due and payable
(i) on each Interest Payment Date and the Maturity Date, (ii) upon the optional redemption or the payment or prepayment, in full, of the principal of this Note,
(iii) at the maturity of this Note (whether by acceleration or otherwise), and
(iv) after maturity (whether by acceleration or otherwise), on demand.

          (c) All computations of interest, both before and after maturity, shall be made on the basis of a year of 365 days (or 366 days, as applicable) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

          (d) Additional Interest may accrue as described in Section 2.11 of this Note.

     2.4  Conversion. Subject to the provisions of Article 9 of the Securities
          ----------                               ---------
Purchase Agreement, the Holder may, at the Holder's option, from time to time, convert any or all of the principal of and/or accrued but unpaid interest on this Note into Common Stock at the Conversion Price. Reference is made to
Article 9 of the Securities Purchase Agreement for a complete statement of the
---------
rights and obligations of the Company and the Holder with respect to conversion of this Note into Common Stock.

     2.5  Payments in General. Whenever any payment to be made under this Note
          -------------------
shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the Applicable Rate during such extension. Each payment received by the Holder shall be applied first to late charges and collection expenses, if any, then to the payment of accrued but unpaid interest hereunder, and then to the reduction of the unpaid principal balance hereof.

     2.6  Surrender of Note on Redemption, Prepayment or Conversion. Upon any
          ---------------------------------------------------------
conversion of any or all of this Note to Common Stock or any prepayment or redemption of this Note, this Note may, at the option of the Holder or if requested by the Company, and shall, as a condition to transfer, be surrendered to the Company in exchange for a new Note in a principal amount equal to the principal amount remaining unpaid on the surrendered Note, or made available to the Company for notation thereon of the portion of the principal and interest so redeemed, prepaid or converted. In case the entire principal amount of this Note is redeemed, prepaid or converted, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

     2.7  Guarantees.  Subject to the provisions of the Guarantee Agreement, the
          ----------
principal of and interest on the Notes will be guaranteed jointly and severally by the Subsidiary Guarantors on a senior basis (the "Guarantees"). The
                                                     ----------
Guarantees of the Notes issued by any Subsidiary Guarantor will be senior to all existing and future Indebtedness of such Subsidiary Guarantors which is not expressly subordinate or junior in right of payment to the Guarantees.

     2.8  Security/Ranking. The Notes will be secured by the Collateral and will
          ----------------
be senior to any existing or future Indebtedness of the Company which is not expressly subordinate or junior in right of payment to the Notes.

     2.9  Use of Proceeds. The net proceeds from the Notes will be used to repay
          ---------------
existing debt owing by the Company to C&S Private Equity Fund, L.P. and prepayment penalties, if any, and fund working capital and expansion requirements and to pay related fees and expenses.

     2.10 Certain Covenants. The Securities Purchase Agreement contains certain
          -----------------
covenants as set forth therein and such covenants are herein incorporated by reference.

     2.11 Registration Rights.  Shares of Common Stock issuable under the terms
          -------------------
of this Note shall have registration rights as described in the Registration Rights Agreement. Among other provisions, in the event of a default by the Company in its obligations to register shares under the Registration Rights Agreement or any other material default under the Registration Rights Agreement, which material default is not cured within 10 days after the occurrence thereof (a "Registration Default"), the Note will accrue additional interest
    --------------------
("Additional Interest") as follows: the per annum interest rate on the Note will
---------------------
increase by an additional 500 basis points from the date of the Registration Default and for 90 days thereafter, and then the per annum interest rate will increase by an additional 25 basis points for each subsequent 90-day period during which the Registration Default remains uncured. All Additional Interest will be payable in cash monthly on the first of each month, commencing with the first such date occurring after any such Additional Interest commences to accrue, until such Registration Default is cured. After the date on which such Registration Default is cured, the interest rate on the Note will revert to the interest rate in effect prior to the Registration Default.

     2.12 Event of Default.  Upon the occurrence of an Event of Default, the
          ----------------
unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in
Section 8.2 of the Securities Purchase Agreement.

                       ARTICLE 3.  COLLATERAL.
                                   -----------

     3.1  Generally.Section 3.1.  Generally. As security for the payment of all
          --------- ------------------------
liabilities of Issuer to Holder, including without limitation: (i) indebtedness evidenced under the Notes, advances and other extensions of credit, all fees and charges owing by Issuer, and all other liabilities and obligations of every kind or nature whatsoever of Issuer to Holder, whether now existing or hereafter incurred, joint or several, matured or unmatured, direct or indirect, primary or secondary, related or unrelated, due or to become due, including but not limited to any extensions, modifications, substitutions, increases and renewals thereof,
(ii) the payment of all amounts advanced by Holder to preserve, protect, defend, and enforce its rights hereunder and in the following property in accordance with the terms of the Notes and Securities Purchase Agreement, and (iii) the payment of all expenses incurred by Holder in connection therewith (collectively, the "Obligations"). Issuer hereby assigns and grants to Holder,
                    -----------
to the extent permitted by applicable law, a continuing first priority lien on and security interest in, upon, and to the Collateral.

     3.2  Lien Documents. At Closing and thereafter as Holder deems necessary in
          --------------
its sole discretion, Issuer shall execute and deliver to Holder, or have executed and delivered (all in form and substance satisfactory to Holder in its sole discretion):

          (a)  the Pledge Agreement;

          (b)  the Guarantee Agreement;

          (c) UCC-1 Financing statements pursuant to the Uniform Commercial Code in effect in the jurisdiction(s) in which Issuer operates, which Holder may file in any jurisdiction where any Collateral is or may be located and in any other jurisdiction that Holder deems appropriate; provided that a carbon,
                                            --------
photographic, or other reproduction or other copy of the Securities Purchase Agreement or of a financing statement is sufficient as and may be filed in lieu of a financing statement; and

          (d) any other agreements, documents, instruments, and writings deemed necessary by Holder or as Holder may otherwise request from time to time in its reasonable discretion to evidence, perfect, or protect Holder's lien and security interest in the Collateral required hereunder.

     3.3  Other Actions. In addition to the foregoing, Issuer (i) shall do
          --------------
anything further that may be lawfully required by Holder to secure Holder and effectuate the intentions and objects of the Notes, Pledge Agreement, and the Securities Purchase Agreement, including but not limited to the execution and delivery of continuation statements, amendments to financing statements, and any other documents required hereunder. At Holder's request, Issuer shall also immediately deliver to Holder all items for which Holder must receive possession to obtain a perfected security interest. Issuer shall, on Holder's demand, deliver to Holder all notes, certificates, and documents of title, instruments, and any other similar instruments constituting Collateral.

     3.4  Power of Attorney. Upon the occurrence of an Event of Default and
          ------------------
while an Event of Default is continuing, each of the officers of Holder is hereby irrevocably made, constituted and appointed the true and lawful attorney for Issuer (without requiring any of them to act as such) with full power of substitution to do the following: (i) execute in the name of Issuer any financing statements, schedules, assignments, instruments, documents, and statements that Issuer is obligated to give Holder hereunder; and (ii) do such other and further acts and deeds in the name of Issuer that may be reasonably necessary or desirable to enforce any Collateral or perfect Holder's security interest or lien in any Collateral.

                           ARTICLE 4. MISCELLANEOUS.
                                      -------------

     4.1  Amendment. This Note may be amended, modified, superseded or canceled,
          ---------
and any of the terms, covenants, representations, warranties or conditions hereof and thereof may be waived only by a written instrument that satisfies the requirements of Section 10.2 of the Securities Purchase Agreement.
                ------------

     4.2  Successors and Assigns.
          ----------------------

          (a) The rights and obligations of the Company and the Holder under this Note shall be binding upon, and inure to the benefit of, and be enforceable by, the Company and the Holder, and their respective permitted successors and assigns.

          (b) The Holder may not sell, assign (by operation of law or otherwise), transfer, pledge, grant a security interest in, or otherwise dispose of this Note or any portion hereof or any rights or obligations hereunder except in compliance with Section 10.5 of the Securities Purchase Agreement, which
                   ------------
contains certain restrictions on the transferability hereof.

          (c) The registered owner of this Note may be treated as the owner of this Note for all purposes.

     4.3  GOVERNING LAW. THIS NOTE AND THE VALIDITY AND ENFORCEABILITY HEREOF
          -------------
SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICT OF LAWS RULES OR CHOICE OF LAWS RULES THEREOF.

     4.4  Waivers. Except as may be otherwise provided herein, the makers,
          -------
signers, sure-ties, guarantors and endorsers of this Note severally waive demand, presentment, notice of dishonor, notice of intent to demand or accelerate payment hereof, notice of acceleration, diligence in collecting, grace, notice, and protest, and agree to one or more extensions for any period or periods of time and partial payments, before or after maturity, without prejudice to the Holder.

     4.5  No Waiver by Holder. No failure or delay on the part of the Holder in
          -------------------
exercising any right, power or privilege hereunder and no course of dealing between the Company and the Holder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     4.6  Limitation on Interest. Notwithstanding any other provision of this
          ----------------------
Note, interest on the indebtedness evidenced by this Note is expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of this Note or otherwise, shall the interest contracted for, charged or received by the Holder exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provisions of this Note or of any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Holder shall ever receive anything of value as interest or deemed interest by applicable law under this Note or any other document evidencing, securing or pertaining to the indebtedness evidenced hereby or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note or on account of any other indebtedness of the Company to the Holder, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note and such other indebtedness, such excess shall be refunded to the Company. In determining whether or not the interest paid or payable with respect to any indebtedness of the Company to the Holder, under any specific contingency, exceeds the highest lawful rate, the Company and the Holder shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the term of such indebtedness so that the actual rate of interest on account of such indebtedness does not exceed the maximum amount permitted by applicable law, and/or (d) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law. The terms and provisions of this paragraph shall control and supersede every other conflicting provision of this Note and all other agreements between the Company and the Holder.

     EXECUTED as of the date first written above.

                                        GRACE DEVELOPMENT INC.



                                        By:_________________________________

                                        Name:_______________________________

                                        Title:______________________________